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                                   Exhibit 5.3

                 Consent of Davies Ward Phillips & Vineberg LLP

                                                                    June 3, 2003



TO:      Securities and Exchange Commission


                                     CONSENT

                  We hereby consent to the reference to our name on the face page and under the headings "Certain Canadian Federal Income Tax Information for Canadian Residents", "Legal Matters" and "Documents Filed as Part of the Registration Statement" in the prospectus contained in the amendment to the registration statement on Form F-10 being filed on June 3, 2003 by Rogers Communications Inc.

                                         Yours truly,



                                         /s/ DAVIES WARD PHILLIPS & VINEBERG LLP